Exhibit T3A-15
ARTICLES OF INCORPORATION
OF
WHITE FOUNDRY COMPANY, INC.
KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned, have associated ourselves together for the purpose of forming and becoming a corporation, with all of the powers now or hereafter conferred on corporations under the laws of the State of Nebraska, and, having that purpose, we do hereby make, execute and adopt the following Articles of Incorporation:
ARTICLE I.
The name of the corporation shall be,
WHITE FOUNDRY COMPANY, INC.
ARTICLE II.
               The principal office of this corporation shall be at Linco in, Nebraska, in the County of Lancaster. The corporation shall have the power to establish and maintain places of business at other places in the State of Nebraska, and other states.
ARTICLE III.
               The general nature of the business to be transacted by the corporation shall be to manufacture, produce, sell, distribute, install and service metal products, building materials and other types of material; to buy, sell, rent and otherwise deal in real and personal property; to act as sales agent and distributor in the sale of metal products, building materials and other personal property and to do anything and everything in connection with the aforesaid objects which is necessary or convenient to enable the corporation to fully effectuate its purposes and objects; to exercise all of the powers granted corporations under the laws of the State of Nebraska.
               In furtherance thereof and not in limitation of the general powers conferred by the laws of the State of Nebraska and the objects and purposes herein set forth, it is expressly provided that this corporation shall have power to
               a) Purchase, acquire, hold, sell, mortgage, and convey real estate and personal property of all kinds.
               b) Purchase, discount and sell notes and trade acceptances, accounts receivable and other evidences of indebtedness.
               c) Borrow money and to issue notes, bonds, debentures or other obligations, and to secure the same by mortgage, pledge, deed of trust, or otherwise.
               d) Purchase, hold, sell, transfer and reissue the shares of its own capital stock and purchase, hold, sell, assign, transfer, mortgage, pledge, or otherwise dispose of, the shares of the capital stock of any other corporation.

               e) Enter into, make and perform, carry out, cancel and rescind contracts of every kind, for any lawful purpose, without limit as to amount, with any person, firm, association or corporation, town, city, county, territory, or subdivision thereof.
               f) Draw, make, accept, endorse, discount, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or transferrable instrument or commercial paper.
               g) Enter into contracts, and agreements of any nature with the United States of America, or any state of the United States of America, or any agencies created under the laws of the United States of America or any state of the United States.
               h) Carry on part or all of its operations in business and to promote its operations within the State of Nebraska or elsewhere, without restriction as to place or amount.
               i) Carry on any other business in connection therewith.
               j) Do any and all of the things herein set forth, to the same extent as a natural person might or could do, and in any part of the world, as principals, agents, factors, trustees, or otherwise, alone, or in the company with others.
ARTICLE IV.
               The authorized capital stock of this corporation shall be Fifty Thousand ($50,000.00) Dollars, divided into five hundred (500) shares of the par value of One Hundred ($100.00) Dollars per share. Said shares shall all be common stock and shall be issued as fully paid and non-assessible.
               Said shares may be paid for wholly or partly by cash, by labor done, or by real or personal property.
               The minimum amount of capital with which the corporation will commence business is the sum of Thirteen Thousand Six Hundred ($13,600.00) Dollars.
ARTICLE V.
               The affairs and business of this corporation shall be conducted by a board of directors of not less than four (4) members as may be fixed by the by-laws from time to time; the incorporators of this corporation, to-wit: Glenn K. Deeter, Florence B. Luff, Grace L. Deeter and Earl T. Luff, shall serve as the Board of directors until the annual meeting of the stockholders. At the first annual meeting of the stockholders a board of directors shall be elected. Said directors so elected shall hold office for one year and until their respective successors are elected and qualified. Said board of directors shall elect the officers of the corporation and said officers shall consist of a President, one or more Vice-Presidents, as may be determined by the by-laws, a Secretary and a Treasurer and such assistants to said officers as may be determined by the by-laws. One person may hold any two offices except the office of President and Vice-President. The election of officers shall be by ballot only when a ballot is ordered by the President or other presiding officer.

               Until the election of a board of directors at the first annual meeting of the stockholders and until said elected board of directors shall elect officers of the corporation, the following shall be the officers of the corporation:
Glenn K. Deeter, President
Florence B. Luff, Vice-President
Grace L. Deeter, Secretary
Earl T. Luff, Treasurer
ARTICLE VI.
               This corporation shall commence its existence July 1, 1946, and shall have a perpetual existence thereafter.
ARTICLE VII.
               There shall be an annual meeting of the stockholders of the corporation at the office of the company in Lincoln for the election of directors and for the transaction of such other business as may be necessary, at 2 o’clock P.M., on the first Saturday in April of each year.
ARTICLE VIII.
               The private property or the stockholders shall not be subject to the payment of the debts of the corporation.
ARTICLE IX.
               The names and places of residence of each of the incorporators are as follows:
Glenn K. Deeter, Lincoln, Nebraska
Florence B. Luff, Lincoln, Nebraska
Grace L. Deeter, Lincoln, Nebraska
Earl T. Luff, Lincoln, Nebraska
ARTICLE X.
               The name of the resident agent of this corporation is Lloyd J. Marti, who is a resident of Lincoln, Nebraska.

AMENDMENT TO ARTICLES OF INCORPORATION
OF
WHITE FOUNDRY COMPANY, INC.
          KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned, being all of the incorporators of White Foundry Company, Inc., before the payment of any part of the corporation’s capital, do hereby amend Article IV of the corporation’s Articles of Incorporation to read as follows:
ARTICLE IV.
     The authorized capital stock of this corporation shall be Fifty Thousand ($50,000.00) Dollars, dividend into five hundred (500) shares of the par value of One Hundred ($100.00) Dollars per share. Said shares shall all be common stock and shall be issued as fully paid and non-assessable.
     Said shares may be paid for wholly or partly by cash, by labor done, or by real or personal property.
     The minimum amount of capital with which the corporation will commence business is the sum of Five Thousand ($5,000.00) Dollars.
          IN WITNESS WHEREOF we have hereunto subscribed our names at Lincoln, Nebraska this 28th day of August, 1946.

CERTIFICATE OF AMENDMENT OF ARTICLES
OF INCORPORATION OF WHITE FOUNDRY COMPANY, INC.
     The undersigned, Glenn K. Deeter and Eugene A. Deeter, hereby certify that they are respectively the president and secretary of White Foundry Company, Inc.; that pursuant to Section 21-151 Re-issue Revised Statutes of Nebraska, 1943, the directors of said corporation at a meeting duly called adopted a resolution providing for the amendment of the Articles of Incorporation of said corporation as hereinafter set forth and declaring the advisability thereof; that thereafter, pursuant to said Section 21-151 and pursuant to Section 21-1, 153 Re-issue Revised Statutes of Nebraska, 1943, all of the stockholders of said corporation consented in writing to the amendment of the Articles of Incorporation of said corporation as hereinafter set forth, and waived any meeting or notice of meeting of stockholders for the consideration of such amendment; that the Articles of Incorporation of said corporation were thereby amended as follows:
     Article I of the Articles of Incorporation of said corporation are amended to provide the name of said corporation shall be Deeter Foundry Inc., such amendment to become effective on the 1st day of February, 1955.
     IN WITNESS WHEREOF the undersigned have hereunto set their names and affixed the corporate seal of said corporation.

/s/ Glenn K. Deeter, President

/s/ Eugene A. Deeter, Sec.

DEETER FOUNDRY, INC.
CERTIFICATE OF AMENDMENT OF ARTICLES

STATE OF NEBRASKA	}
	)	SS
COUNTY OF LANCASTER	}
     The undersigned, Glenn K. Deeter, the duly elected, qualified and acting president of Deeter Foundry, Inc., and Eugene A. Deeter, the duly elected, qualified and acting secretary of said corporation, do certify that at a regular annual meeting of the stockholders of Deeter Foundry, Inc., held at its office at Lincoln, Nebraska, at 2:00 o’clock P.M. on the 6th day of April 1957, pursuant to a waiver of notice signed by the holders of all of the corporate stock of said corporation, the stockholders of said corporation adopted an amendment to Article IV of the Articles of Incorporation of Deeter Foundry, Inc., as hereinafter set forth. Such action was pursuant to a resolution of the Board of Directors of said corporation which recommended the adoption of such an amendment, declared the advisability of such an amendment, and set out the amendment to be adopted by the stockholders.
     At such meeting 434 shares of the capital stock of the said corporation were represented in person or by proxy out of a total of 434 shares issued and outstanding; and said amendment herein referred to was duly adopted in accord with the provisions of Section 21-151 of Reissue, Revised Statutes of Nebraska, 1943, as follows:
“Article IV
     The authorized capital stock of this corporation shall be One Hundred Thousand ($100,000.00) Dollars, divided into one thousand shares (1000) of the par value of One Hundred ($100.00) Dollars per share. Said shares shall all be common stock and shall be issued as fully paid and non-assessable.

     “Said shares may be paid for wholly or partly by cash, by labor done, or by real or personal property. The minimum amount of capital with which the corporation will commence business is the sum of Five Thousand ($5,000.00) Dollars.”
     The undersigned further certify that all stockholders present at said meeting voted in favor of said amendment and no votes were cast against the same.
     Witness our hands and the seal of said corporation, this 30th day of January, 1958.

/s/ Glenn K. Deeter
President

/s/ Eugene A. Deeter
Secretary

DOMESTIC CORPORATIONS
CHANGE OF ADDRESS OF REGISTERED OFFICE
TO:       FRANK MARSH, SECRETARY OF STATE, LINCOLN, NEBRASKA:
     The undersigned are respectively the Registered Agents for the following corporations as shown hereafter, such corporations being organized under the laws of the State of Nebraska, and make this statement pursuant to Section 21-2012 of the Revised Statutes of Nebraska.
     The previous address of the Registered Office of the following corporations was 713 Lincoln Building, Lincoln, Lancaster County, Nebraska, except for Deeter Foundry, Inc. at 615 First National Bank Building, Lincoln, Nebraska.
     After September 1, 1965, the address of the Registered Office of the following corporations will be 303 Lincoln Building, Lincoln, Lancaster County, Nebraska.
The location of the Registered Office of the following corporations will be changed to the above address:

Corporation	Registered Agent
A.B.C. Electric Company, Inc.	Lloyd J. Marti
Allen Products Co. of Nebraska, Inc.	Warren K. Dalton
Bob’s Market, Inc.	Lloyd J. Marti
Boyd Jewelry, Inc.	Lloyd J. Marti
Chicken Delight of Lincoln, Inc.	Lloyd J. Marti
Christensen Brothers, Inc.	Lloyd J. Marti
Consolidated Insurance Agency, Inc.	Warren K. Dalton
Data Processing Corporation	Warren K. Dalton
Deeter Foundry, Inc.	Lloyd J. Marti
Electric Construction Company	Lloyd J. Marti
Exon’s, Inc.	Warren K. Dalton
Homestead Mutual Insurance Company	Warren K. Dalton
Homestead Insurance Agency Company	Warren K. Dalton
H & S Development Co.	Lloyd J. Marti
Lincraft Industries, Inc.	Lloyd J. Marti
Misle Bus & Equipment Co.	Warren K. Dalton
Modern Muffler Shop, Inc.	Warren K. Dalton
National Mfg. Co.	Lloyd J. Marti
Nebraska Farm Administrative Corporation	Lloyd J. Marti
Nebraska Farm Bureau Insurance Agency, Inc.	Lloyd J. Marti
Public Market, Inc.	Joseph P. O’Gara
Pat Ash, Inc. of Omaha	Lloyd J. Marti
Scott Electronic Supply Corporation	Lloyd J. Marti
Suburban Acceptance Co.	Warren K. Dalton
Van Sickle Enterprises, Inc.	Lloyd J. Marti
Weaver Oil Co.	Lloyd J. Marti
The address of the Registered Office and the address of the business office of the. Registered Agent of the above corporations are identical.
     Dated this 2nd day of September, 1965.

/s/ Lloyd J. Marti
Lloyd J. Marti

/s/ Warren K. Dalton
Warren K. Dalton

/s/ Joseph P. O’Gara
Joseph P. O’Gara

DOMESTIC CHANGE OF REGISTERED AGENT AND/OR REGISTERED OFFICE
     To: FRANK MARSH, Secretary of State, Lincoln, Nebraska

1. The name of this corporation is	Deeter Foundry Inc. name of corporation
                                        , and said corporation is organized under the laws of the State of Nebraska, with principal office located at

5945 No. 70th St.	Lincoln	Nebraska 68529	,
street	city	state
and that pursuant to the laws of the State of Nebraska, does hereby wish to change its Registered Agent and/or Registered Office, in the State of Nebraska.

2. The address of its present registered office is	303 Lincoln Bldg. street

Lincoln	Lancaster	NEBRASKA	.
city	county
3.     If the address of its registered office be changed, the address will be:

5945 No. 70th St.	Lincoln	Lancaster	NEBRASKA	.
street	city	county

4. The name of its present registered agent is	Lloyd J. Marti name

303 Lincoln Bldg.	Lincoln	Lancaster	NEBRASKA	.
street	city	county
5.     If the registered agent be changed the successor registered agent shall be:

Glenn K. Deeter	5945 No. 70th St.	Lincoln	Lancaster	NEBRASKA	.
name	street	city	county
6.	The corporation further states that the address of its Registered Office and the address of the business office of the Registered Agent are identical.

The changes designated above were authorized by resolution duly adopted by the Board of Directors on the 1st day of April, 1967.
     Dated this 27th day of July, 1967.

/s/ Glenn K. Deeter
(must be signed by either the President or a Vice President of the corporation)

Fee: Filing	$5.00
Recording	1.00

$6.00
Form No. CD
SUBMIT TO THE SECRETARY OF STATE IN DUPLICATE.

DOMESTIC CHANGE OF
REGISTERED AGENT and/or OFFICE
Submit in Duplicate
John A. Gale, Secretary of State
Room 1305 State Capitol, P.O. Box 94608
Lincoln, NE 68509
http://www.nol.org/home/SOS/
     The following corporation, pursuant to the laws of the state of Nebraska, does hereby wish to change its Registered Agent and/or Registered Office.

Name of Corporation	Deeter Foundry, Inc.

Previous: Registered Agent:	Glenn K. Deeter

Registered Office:	5945 No. 70th Street, Lincoln	NE 68503

	Street Address City	Zip

New:

Registered Agent:	Jack L. Shultz

Registered Office*:	121 So. 13th Street, #800, Lincoln	NE 68508

	Street Address City	Zip

*	The street address of the registered office and the street address of the registered agent must be identical.
DATED 9-3-02

/s/ Jeffrey S. Jenkins

Signature

Jeffrey S. Jenkins, Vice President

Printed Name/Title
NOTE: Every filing must be signed by the chairperson of the board of directors, the president, or one of the officers of the corporation. If the corporation has not yet been formed or directors have not yet been selected, the filing shall be signed by an incorporator. If the corporation is in the hands of a receiver, trustee, or other court appointed fiduciary, the filing shall be signed by that fiduciary.
Registered Agent: Please check A (current agent) or B (new agent) below and sign
☐   A.   I hereby state that the above named corporation has been notified of the change in address of my registered office.
☑   B.    I hereby consent to act as registered agent for the above named corporation.

/s/ Jack L. Shultz
Signature Registered Agent

FILING FEE: $30.00

Revised 12/19/2000	Neb. Rev. Stat. §21-2032

DOMESTIC CHANGE OF
REGISTERED AGENT and/or OFFICE
Submit in Duplicate
John A. Gale, Secretary of State
Room 1301 State Capitol, P.O. Box 94608
Lincoln, NE 68509
http://www.sos.state.ne.us
     The following corporation, pursuant to the laws of the state of Nebraska, does hereby wish to change its Registered Agent and/or Registered Office.

Name of Corporation	DEFTER FOUNDRY, INC.
State ID #: 0034729
Previous:

Registered Agent:	Jack L. Shultz

Registered Office:	Suite 800, 121 South 13th St.	Lincoln	NE 68508

	Street Address	City	Zip
New:

Registered Agent:	CSC-Lawyers Incorporating Service Company

1900 First Bank Building, 233 South

Registered Office*:	13th Street	Lincoln	NE 68508

	Street Address	City	Zip

*	The street address of the registered office and the street address of the registered agent must be identical.
DATED May 17, 2007

/s/ Gary W. LaChey
Signature

Gary W. LaChey, Corporate Vice President — Finance
Printed Name and Title

NOTE: Every filing must be signed by the chairperson of the board of directors, the president, or one of the officers of the corporation. If the corporation has not yet been formed or directors have not yet been selected, the filing shall be signed by an incorporator. If the corporation is in the hands of a receiver, trustee, or other court appointed fiduciary, the filing shall be signed by that fiduciary. Signing a false document which is filed or attempted to be filed with the Secretary of State is a Class I Misdemeanor, subject to up to one year imprisonment or a $1000 fine, or both.
Registered Agent: Please check A (current agent) or B (new agent) below and sign
☐    A.    I hereby state that the above named corporation has been notified of the change in address of my registered office.
☑	B. I hereby consent to act as registered agent for the above named corporation.

CSC-Lawyers Incorporating Service Company
By. /s/ Sylvia Queppet
Signature of Registered Agent Sylvia Queppet, Asst. Vice President

FILING FEE: $30.00
Revised 01/09/2004	Neb. Rev. Stat. §21-2032